UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2023

Bite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40055	85-3307316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Street, No. 28F New York, New York (Address of principal executive offices)	10004 (Zip Code)

(212) 608-2923 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	BITE.U	The New York Stock Exchange

Common stock, par value $0.0001 per share	BITE	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	BITE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, the board of directors (the “Board”) of Bite Acquisition Corp. (the “Company”) appointed Mr. Jesus O. Lanza Losa to serve as an independent director of the Company, effective immediately, to fill the vacancy created by the previously-announced resignation of Mr. Randall Hiatt. The Board also appointed Luis Doporto to serve as a director of the Company, effective immediately.

 Mr. Jesus O. Lanza Losa has been the Founder & CEO, Education Focused Buyouts Platform of LOTTUS, Mexico since 2013, and has successfully led the acquisition, optimization, and business enlargement of six different targets totaling circa $250 million in transaction volume. Mr. Lanza Losa served as an Associate, Special Situations Group & Distressed Assets at Cerberus Capital Management, London in 2012. From 2009 to 2011, Mr. Lanza Losa was an Analyst with the Investment Banking Division – M&A LatAm at Goldman, Sachs & Co., New York/Mexico. Mr. Lanza Losa graduated from Universidad de Oviedo with a B.A. in Business Administration, and holds a Masters in Finance Degree from London Business School.

Mr. Luis Doporto is a Mexican entrepreneur with more than 20 years of experience leading specialized teams in corporate practice, domestic and international M&A, brand building and corporate strategies in pharmaceutical, agro-industrial and food & beverage sectors. In 2019, Mr. Doporto founded Doporto Prime Capital, leading a team of professionals in the beverage, pharmaceutical, finance and consumer sectors. Mr. Doporto is the CEO and Chairman of the Board of Directors of Casa Marzam, a pharmaceutical distribution company with 650 daily delivery routes and serving more than 27,000 clients in Mexico. In 2018, Mr. Doporto founded Guacamolito/Golden Stone, a U.S. company that produces and distributes avocado pulp for the food service industries. Mr. Doporto graduated from Universidad Iberoamericana and holds a Master’s Degree in International Commercial Law from the Université Panthéon Assas of Paris.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITE Acquisition Corp.

By:	/s/ Axel Molet Warschawski
Name: Axel Molet Warschawski
Title: Chief Financial Officer

Date: January 20, 2023